Exhibit 99.1

Investor Contact: Megan L. McPhail 314-309-6563 Megan.McPhail@SpireEnergy.com Media Contact: Jason Merrill 314-342-3300 Jason.Merrill@SpireEnergy.com

For Immediate Release

Spire completes acquisition of Tennessee Piedmont Natural Gas business from Duke Energy

•
Expands regulated utility footprint with Spire Tennessee becoming the largest investor-owned natural gas utility in Tennessee
•
Committed to providing a seamless transition for customers, community and employees
•
More than 200 of Piedmont’s Tennessee employees will transition to Spire, with additional support roles being added
•
Acquisition supports Spire’s long-term adjusted earnings per share growth of 5-7%

ST. LOUIS (March 31, 2026) – Spire Inc. (NYSE: SR) today announced it has completed its acquisition of the Piedmont Natural Gas business in Tennessee from Duke Energy effective March 31, 2026, for $2.48 billion.

The operations will do business as Spire Tennessee and be integrated into Spire’s existing utility business serving customers across Missouri, Alabama and Mississippi, significantly expanding Spire’s regulated utility footprint. Spire Tennessee is the largest investor-owned natural gas utility in Tennessee, operating in the Nashville metro area and surrounding communities, one of the fastest-growing regions in the U.S. Spire Tennessee serves more than 200,000 customers and includes nearly 3,800 miles of distribution and transmission pipelines.

“We’re pleased to welcome Piedmont customers and employees in Tennessee to Spire,” said Scott Doyle, president and chief executive officer of Spire. “This acquisition allows us to expand our core utility business while continuing to do what we do best as a company – safely delivering reliable natural gas to the communities we serve.”

As previously announced, Spire Tennessee will represent approximately 20% of Spire’s capital investment plan through the five-year period ending 2030, including investments to support customer growth, while supporting long-term adjusted earnings per share growth of 5-7%. The addition of the Piedmont Natural Gas business in Tennessee provides robust growth driven by new customer additions and system integrity investments, while aligning with Spire’s investment strategy. Tennessee’s constructive regulatory environment encourages capital investment to support its growing service territory.

“Today marks a significant milestone with the successful transition of our Tennessee natural gas business to Spire,” said Harry Sideris, Duke Energy president and chief executive officer. “As we enter a period of record investment, this transaction helps efficiently fund our capital plan – a plan built on safely and reliably meeting our communities’ growing energy needs while managing costs for our more than 10 million customers.”

Sideris added, “I want to thank our Tennessee natural gas teammates for their commitment to industry-leading customer service, safety and operational excellence, as well as the Nashville community for trusting us to serve its growing energy needs for more than 40 years. Spire will carry forward best-in-class service and continue delivering value for Tennessee employees, customers and communities.”

Joe Hampton, president of Spire Alabama, Gulf and Mississippi, will take on the added responsibility of leading the utility as president of Spire Tennessee. “At Spire, we’ve had the privilege of delivering great service to customers for more than 160 years. Our teams are closely collaborating to deliver a seamless transition and ensure that customers have the same great experience with Spire that they’ve enjoyed with Piedmont,” said Hampton.

The more than 200 employees in the region who worked for Piedmont are now employees of Spire Tennessee and continue their roles providing natural gas service to Nashville and surrounding communities. In addition, Spire is actively recruiting positions for Tennessee operations to support the business.

Like Piedmont, Spire has a long history of supporting civic and charitable activities in the areas they serve and plans to bring its Spire Serves program to Tennessee. “We take pride in being part of the communities where we live and work, and we look forward to building new relationships throughout the Nashville region,” said Hampton.

BMO Capital Markets Corp. acted as exclusive financial advisor to Spire. Additional advisory support was provided by Newlin Capital Advisors. Sidley Austin LLP acted as lead legal counsel to Spire, with additional legal counsel provided by Bradley Arant Boult Cummings LLP. McGuireWoods acted as joint regulatory counsel for both Spire and Duke Energy.

About Spire

At Spire Inc. (NYSE: SR) we believe energy exists to help make people’s lives better. It’s a simple idea, but one that’s at the heart of our company. Every day we have the honor of serving close to 2 million homes and businesses, making us one of the largest publicly traded natural gas companies in the country. We help families and business owners fuel their daily lives through our gas utilities serving Alabama, Mississippi, Missouri and Tennessee. Our natural gas-related businesses include Spire Marketing and Spire Midstream. We are committed to transforming our business through growing organically, investing in infrastructure, and driving continuous improvement. Learn more at SpireEnergy.com.

About Duke Energy

Duke Energy (NYSE: DUK), a Fortune 150 company headquartered in Charlotte, N.C., is one of America’s largest energy holding companies. The company’s electric utilities serve 8.7 million customers in North Carolina, South Carolina, Florida, Indiana, Ohio and Kentucky, and collectively own 55,700 megawatts of energy capacity. Its natural gas utilities serve 1.6 million customers in North Carolina, South Carolina, Ohio and Kentucky.

Duke Energy is executing an energy modernization strategy, keeping customer value at the forefront as it invests in electric grid upgrades and efficient generation resources to strengthen the system and serve growing energy needs.

More information is available at duke-energy.com. Follow Duke Energy on X, LinkedIn, Instagram, TikTok and Facebook for stories about the people and innovations powering its communities.

About Piedmont Natural Gas

Piedmont Natural Gas, a subsidiary of Duke Energy, distributes natural gas to more than 1 million residential, commercial, industrial and power generation customers in North Carolina and South Carolina. More information: piedmontng.com. Follow Piedmont Natural Gas: X, Facebook.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Spire’s future operating results may be affected by various uncertainties and risk factors, many of which are beyond the Company’s control, including weather conditions, economic factors, the competitive environment, governmental and regulatory policy and action, and risks associated with acquisitions. More complete descriptions and listings of these uncertainties and risk factors can be found in the Company’s annual (Form 10-K) and quarterly (Form 10-Q) filings with the Securities and Exchange Commission.

This news release includes the non-GAAP financial measures of “adjusted earnings,” “adjusted earnings per share,” and “contribution margin.” Management also uses these non-GAAP measures internally when evaluating the Company’s performance and results of operations. Adjusted earnings exclude from net income, as applicable, the impacts of fair value accounting and timing adjustments associated with energy-related transactions, the impacts of acquisition, divestiture and restructuring activities and the largely non-cash impacts of impairments and other non-recurring or unusual items such as certain regulatory, legislative, or GAAP standard-setting actions. The fair value and timing adjustments, which primarily impact the Gas Marketing segment, include net unrealized gains and losses on energy-related derivatives resulting from the current changes in the fair value of financial and physical transactions prior to their completion and settlement, lower of cost or market inventory adjustments, and realized gains and losses on economic hedges prior to the sale of the physical commodity. Management believes that excluding these items provides a useful representation of the economic impact of actual settled transactions and overall results of ongoing operations. Contribution margin adjusts revenues to remove the costs that are directly passed on to customers and collected through revenues, which are the wholesale cost of natural gas and gross receipts taxes. These internal non-GAAP operating metrics should not be considered as an alternative to, or more meaningful than, GAAP measures such as operating income, net income, or earnings per share.